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                                                                     EXHIBIT 4.2

NUMBER CS-CERTIFICATENUMBER                                 *NUMBERSHARES*SHARES
                              TENFOLD CORPORATION
                             A Delaware Corporation

     THIS CERTIFIES THAT SHAREHOLDERNAME is the record holder of TOTALAUTHORIZEDSPELL (NUMBERSHARES) shares of COMMON STOCK of TENFOLD CORPORATION transferable only on the share register of said corporation by the holder, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

     This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of said corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

     A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

     See the reverse of this certificate for restrictions.

     WITNESS the Seal of the corporation and the signatures of its duly authorized officers this DAY day of MONTH, YEAR.



______________________________________      ____________________________________
  Donald M. Keller, Jr., Secretary                    Gary D. Kennedy, President
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FOR VALUE RECEIVED _____________________________________ HEREBY SELL, ASSIGN AND
TRANSFER UNTO___________________________________________________________________
SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY
CONSTITUTE AND APPOINT ____________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ____________, 19___

IN PRESENCE OF _________________________________________________________________
________________________________________________________________________________

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

                                      ______________________________________
                                                   (SHAREHOLDER)

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.